--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


--------------------------------------------------------------------------------

       Date of Report (Date of earliest event reported): October 21, 2003

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------

       Indiana                           000-21642               35-1617970
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)


--------------------------------------------------------------------------------

             7337 West Washington Street
               Indianapolis, Indiana                  46231

     (Address of principal executive offices)       (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

     Attached hereto, and incorporated  herein by reference in its entirety,  as
Exhibit 99.1 is a copy of a press release announcing the 2003 third quarter earnings for ATA Holdings Corp.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated October 21, 2003.

                                                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ATA Holdings Corp.

Date: October 21, 2003                   By: /s/ David M. Wing
                                             -----------------

                                         Name: David M. Wing
                                         Title: Executive Vice President & CFO

                                                             EXHIBIT INDEX

Exhibit No.                Description of the Exhibit

99.1                       Press Release dated October 21, 2003

                ATA Holdings Corp. Reports Third Quarter Results

INDIANAPOLIS, October 21, 2003--ATA Holdings Corp. (NASDAQ: ATAH), parent company of ATA Airlines, Inc. ("ATA"), today reported a third quarter income available to common shareholders of $6.6 million, or $0.56 cents per share (basic) and $0.50 cents per share (diluted), compared with a loss available to common shareholders of $61.0 million, or $5.18 per share (basic and diluted) in the third quarter of 2002. The Company ended the 2003 third quarter with $196.9 million in unrestricted cash.

Total operating  revenues for the third quarter of 2003 were $387.7  million,  a
22.2 percent increase compared with 2002.  Scheduled service revenues  increased
26.7 percent to $293.5 million. Total charter service revenues increased 15.2 percent to $78.5 million. Total operating expenses decreased 5.0 percent to $358.2 million.

The Company decreased its cost per available seat mile (CASM) by 17.8 percent to
6.90 cents in the third quarter of 2003 compared to 8.39 cents in the third quarter of 2002.

System-wide revenue passenger miles (RPMs) increased 16.0 percent to 3.76 billion, and available seat miles (ASMs) increased 15.6 percent to 5.19 billion compared with 2002. Consolidated revenue per available seat mile (RASM) was 7.46 cents in the third quarter of 2003, up 5.7 percent compared with 2002.

For ATA's scheduled service, RPMs increased 19.0 percent to 3.26 billion, ASMs increased 18.8 percent to 4.31 billion, and the passenger load factor of 75.6 percent was up slightly, compared with 2002. Scheduled service yield grew 6.5 percent to 9.01 cents and RASM increased 6.7 percent to 6.81 cents.

George Mikelsons, Chairman, Chief Executive Officer and President, said, "Less than 14 months into the turnaround that our brand-new management team began in August of 2002, we are pleased to report an operating profit for the first three quarters of 2003, and a net profit for the second and third quarters. We also expect a net profit for the full year 2003. All of these gains have been made possible by the tireless efforts of this team and our employees, who have reduced cost while concurrently improving performance. Our CASM for the third quarter of 2002 was 8.39 cents versus 6.90 cents for the corresponding 2003 quarter - a 17.8% reduction despite a 7% increase in the price of fuel. Our on-time performance for September 2003 was 88.7%."

"While our third quarter operating earnings exceeded those of any other third quarter since becoming a public company, our net earnings are only third best--a clear indication that this management team must continue to concentrate on improving the balance sheet and capital structure. Our earnings performance to date, however, is proof positive of the loyalty, dedication and effectiveness of the people of ATA, given our starting point of a loss of $175 million for 2002."

"We are very pleased to report our second consecutive profitable quarter," said David M. Wing, Executive Vice President and Chief Financial Officer. "Even though revenues are beginning to improve, we would not have been profitable were it not for the success of all our employees in delivering outstanding service to our customers at a significantly reduced cost. CASM in the third quarter was
6.90 cents - our lowest third quarter CASM since 1999. The continuing success of reducing ATA's unit costs is demonstrated by the fact that this is the fourth consecutive quarter of year-over-year CASM reductions. Aircraft utilization also continues to improve - in the third quarter we flew our aircraft an average of
10.35 hours per day - a 15% improvement over 2002."

Year-to-Date  Financial  and  Operating  Results:
For the first nine months of 2003,total operating revenues increased 18.9 percent to $1.15 billion as compared to the first nine months of 2002. Scheduled services revenues increased 22.9 percent to $816.3 million, and charter service revenues increased 19.6 percent to $285.4 million. Total operating expenses decreased 1.2 percent to $1.06 billion.

The Company had income available to common shareholders of $36.0 million, or $3.06 per share (basic) and $2.47 per share (diluted), compared with a loss available to common shareholders of $117.4 million, or $10.04 per share (basic and diluted) in the prior year.

System-wide  RPMs increased  16.1 percent to 10.91  billion,  and ASMs increased
21.4 percent to 15.85 billion compared with 2002. Consolidated RASM was 7.25 cents for the first nine months of 2003, down 2.2 percent compared with 2002.

For ATA's scheduled service, RPMs increased 22.7 percent to 9.13 billion, ASMs increased 24.0 percent to 12.33 billion, and the passenger load factor of 74.1 percent decreased 0.7 points compared with 2002. Scheduled service yield grew
0.1 percent to 8.94 cents, and RASM decreased 0.9 percent to 6.62 cents.

Year-to-Date Cash Flow and Liquidity:
ATA's cash balance as of December 31, 2002, was $200.2 million, decreasing to $196.9 million as of September 30, 2003. The significant sources and uses of cash between periods were as follows:

Significant Sources of Cash:

o $37.2 million in U.S. Government funds received in May 2003 under the Emergency Wartime Supplemental Appropriations Act
o    $78.3 million generated by other operating activities
o    $16.6 million received from the return of aircraft pre-delivery deposits

Significant Uses of Cash:

o $36.2 million used for capital expenditures, including aircraft-related parts and facility improvements
o $84.7 million used to fund non-current prepaid aircraft rents required under aircraft operating leases
o $18.4 million used for scheduled debt repayments, net of debt proceeds, and to collateralize letters of credit

On August 29, the Company announced that it had launched exchange offers for $175 million outstanding principal amount of its 10 1/2 percent Senior Notes due 2004 and $125 million outstanding principal amount of its 9 5/8 percent Senior Notes due 2005. Currently the company is in discussions with a group of holders of those notes and has extended the exchange offers in order to facilitate those discussions.

Summary of Other  Events:
o    ATA named John B. Happ Senior Vice President of Marketing and Sales.
o The FAA's "Diamond Award" was presented to ATA for the second consecutive year in recognition of ATA's commitment to aircraft mechanic training.
o Chicago Express Airlines celebrated its tenth anniversary and announced that it expected 59 percent capacity growth in 2003.
o ATA removed rows of seats from each of its Boeing 757-200 aircraft, providing extra legroom and comfort for passengers.
o ATA announced its "Honest Growth Coast to Coast" campaign, featuring non-stop transcontinental service from San Francisco to Newark beginning in October 2003.
o ATA announced new non-stop service from Seattle to Honolulu beginning in February 2004.

ATA Holdings Corp.'s third quarter earnings conference call will be webcast live today at 3 p.m. Eastern Standard Time at www.ata.com on ATA's investor relations web page and will remain archived on the web site for future reference. The Company filed an 8-K on October 20, 2003 with additional information on its fleet plan and other statistics. To access this 8K, please go to: http://www.sec.gov.

Now celebrating its 30th year of operations, ATA is the nation's 10th largest passenger carrier based on revenue passenger miles. ATA operates significant scheduled service from Chicago-Midway, Hawaii, Indianapolis, New York and San Francisco to more than 40 business and vacation destinations. To learn more about the Company, visit our web site at www.ata.com.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements." These statements are based on ATA Holdings Corp.'s management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. More detailed information about those factors is set forth in filings made by ATA Holdings Corp. with the SEC. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share amounts
                                                              Three Months Ended
                                                                  September 30,
                                                               2003             2002
                                                           (Unaudited)       (Unaudited)   Change
Operating revenues:
   Scheduled service                                          $293,549         $231,633     26.7%
   Charter service
      Commercial charter                                        13,001           20,626   (37.0%)
      Military charter                                          65,535           47,559     37.8%
   Total charter service                                        78,536           68,185     15.2%
   Other                                                        15,618           17,471   (10.6%)
Total operating revenues                                       387,703          317,289     22.2%

Operating expenses:
   Salaries, wages and benefits                                100,195           95,094      5.4%
   Fuel and oil                                                 65,215           52,956     23.1%
   Aircraft rentals                                             57,086           51,244     11.4%
   Handling, landing and navigation fees                        25,111           29,343   (14.4%)
   Crew and other employee travel                               16,041           14,485     10.7%
   Depreciation and amortization                                14,095           18,850   (25.2%)
   Other selling expense                                        13,155           11,103     18.5%
   Aircraft maintenance, materials and repairs                  10,834           11,308    (4.2%)
   Passenger services                                           10,221           10,379    (1.5%)
   Advertising                                                   8,290            9,553   (13.2%)
   Insurance                                                     6,390            8,021   (20.3%)
   Facilities and other rentals                                  6,221            6,294    (1.2%)
   Commissions                                                   5,962            3,964     50.4%
   Ground package cost                                           2,315            3,757   (38.4%)
   Aircraft impairments and retirements                              -           34,318  (100.0%)
   Other                                                        17,106           16,264      5.2%
Total operating expenses                                       358,237          376,933    (5.0%)

Operating income (loss)                                         29,466         (59,644)    149.4%

Other income (expense):

   Interest income                                                 674              626      7.7%
   Interest expense                                           (14,345)          (7,729)     85.6%
   Other                                                         (761)            (620)     22.7%
Other expense                                                 (14,432)          (7,723)     86.9%

Income (loss) before income taxes                               15,034         (67,367)    122.3%
Income tax expense (credit)                                      7,311          (6,746)    208.4%
Net income (loss)                                                7,723         (60,621)    112.7%

Preferred stock dividends                                      (1,149)            (375)    206.4%
Income (loss) available to common shareholders                  $6,574        $(60,996)    110.8%

Basic earnings per common share:
  Average shares outstanding                                11,773,901       11,764,753      0.1%
  Net income (loss) per share                                    $0.56          ($5.18)    110.8%
Diluted earnings per common share:
  Average shares outstanding                                15,364,858       11,764,753     30.6%
  Net income (loss) per share                                    $0.50          ($5.18)    109.7%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share amounts
                                                                Nine Months Ended
                                                                September 30,
                                                                2003              2002
                                                            (Unaudited)        (Unaudited)  Change
Operating revenues:
   Scheduled service                                           $816,326         $664,431     22.9%
   Charter service
      Commercial charter                                         55,643          108,120   (48.5%)
      Military charter                                          229,750          130,578     75.9%
   Total charter service                                        285,393          238,698     19.6%
   Other                                                         47,735           63,271   (24.6%)
Total operating revenues                                      1,149,454          966,400     18.9%

Operating expenses:
   Salaries, wages and benefits                                 293,348          264,782     10.8%
   Fuel and oil                                                 208,388          151,350     37.7%
   Aircraft rentals                                             168,420          135,731     24.1%
   Handling, landing and navigation fees                         86,567           85,473      1.3%
   Crew and other employee travel                                47,884           41,933     14.2%
   Depreciation and amortization                                 43,084           60,258   (28.5%)
   Other selling expense                                         37,997           33,462     13.6%
   Aircraft maintenance, materials and repairs                   35,064           37,388    (6.2%)
   Passenger services                                            31,226           29,677      5.2%
   Advertising                                                   28,595           30,181    (5.3%)
   Insurance                                                     21,251           23,693   (10.3%)
   Facilities and other rentals                                  17,842           17,492      2.0%
   Commissions                                                   16,202           18,089   (10.4%)
   Ground package cost                                            9,305           23,832   (61.0%)
   Aircraft impairments and retirements                               -           51,559  (100.0%)
   U.S. Government funds                                       (37,156)           15,210  (344.3%)
   Other                                                         54,506           55,169    (1.2%)
  Total operating expenses                                    1,062,523        1,075,279    (1.2%)

Operating income (loss)                                          86,931        (108,879)    179.8%

Other income (expense):
   Interest income                                                2,185            2,138      2.2%
   Interest expense                                            (39,986)         (25,979)     53.9%
   Other                                                        (1,773)            (988)     79.5%
Other expense                                                  (39,574)         (24,829)     59.4%

Income (loss) before income taxes                                47,357        (133,708)    135.4%
Income tax expense (credit)                                       7,311         (19,569)    137.4%
Net income (loss)                                                40,046        (114,139)    135.1%
Preferred stock dividends                                       (4,009)          (3,235)     23.9%
Income (loss) available to common shareholders                  $36,037       $(117,374)    130.7%

Basic earnings per common share:
  Average shares outstanding                                 11,767,836       11,694,097      0.6%
  Net income (loss) per share                                     $3.06         ($10.04)    130.5%
Diluted earnings per common share:
  Average shares outstanding                                 15,354,470       11,694,097     31.3%
  Net income (loss) per share                                     $2.47         ($10.04)    124.6%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Cents per ASM
                                                                   Three Months Ended
                                                                    September 30,
                                                                   2003             2002
                                                                 (Unaudited)      (Unaudited) Change

Total operating revenues                                             7.46             7.06      5.7%

Operating expenses:

   Salaries, wages and benefits                                      1.93             2.12    (9.0%)

   Fuel and oil                                                      1.26             1.18      6.8%

   Aircraft rentals                                                  1.10             1.14    (3.5%)

   Handling, landing and navigation fees                             0.48             0.65   (26.2%)

   Crew and other employee travel                                    0.31             0.32    (3.1%)

   Depreciation and amortization                                     0.27             0.42   (35.7%)

   Other selling expenses                                            0.25             0.25      0.0%

   Aircraft maintenance, materials and repairs                       0.21             0.25   (16.0%)

   Passenger services                                                0.20             0.23   (13.0%)

   Advertising                                                       0.16             0.22   (27.3%)

   Insurance                                                         0.12             0.18   (33.3%)

   Facilities and other rentals                                      0.12             0.14   (14.3%)

   Commissions                                                       0.11             0.09     22.2%

   Ground package cost                                               0.05             0.08   (37.5%)

   Aircraft impairments and retirements                                 -             0.76  (100.0%)

   Other                                                             0.33             0.36    (8.3%)

Total operating expenses                                             6.90             8.39   (17.8%)

Operating income (loss)                                              0.56           (1.33)    142.1%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Cents per ASM
                                                                    Nine Months Ended
                                                                     September 30,
                                                                   2003             2002
                                                                 (Unaudited)      (Unaudited) Change

Total operating revenues                                             7.25             7.41    (2.2%)

Operating expenses:

   Salaries, wages and benefits                                      1.85             2.03    (8.9%)

   Fuel and oil                                                      1.31             1.16     12.9%

   Aircraft rentals                                                  1.06             1.04      1.9%

   Handling, landing and navigation fees                             0.55             0.65   (15.4%)

   Crew and other employee travel                                    0.30             0.32    (6.3%)

   Depreciation and amortization                                     0.27             0.46   (41.3%)

   Other selling expenses                                            0.24             0.26    (7.7%)

   Aircraft maintenance, materials and repairs                       0.22             0.29   (24.1%)

   Passenger services                                                0.20             0.23   (13.0%)

   Advertising                                                       0.18             0.23   (21.7%)

   Insurance                                                         0.13             0.18   (27.8%)

   Facilities and other rentals                                      0.11             0.13   (15.4%)

   Commissions                                                       0.10             0.14   (28.6%)

   Ground package cost                                               0.06             0.18   (66.7%)

   Aircraft impairments and retirements                                 -             0.40  (100.0%)

   U.S. Government funds                                           (0.23)             0.12  (291.7%)

   Other                                                             0.35             0.42   (16.7%)

Total operating expenses                                             6.70             8.24   (18.7%)

Operating income (loss)                                              0.55           (0.83)    166.3%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)                                       Sept 30,          Dec 31,
                                                               2003             2002
                                                            (Unaudited)
Cash and cash equivalents                                     $196,932         $200,160
Total current assets                                           369,738          393,752
Property and equipment, net                                    259,816          265,627
Other assets                                                   274,787          188,757
Total assets                                                   904,341          848,136
Short-term debt and current maturities of
long-term debt (1)                                             206,836           22,575
Total current liabilities                                      499,949          301,880
Long-term debt, less current maturities (1)                    295,775          486,853
Other liabilities                                              105,885           96,927
Redeemable preferred stock                                      54,220           52,110
Convertible redeemable preferred stock                          32,274           30,375
Shareholders' deficit                                         (83,762)         (120,009)
Total liabilities and shareholders' deficit                   $904,341         $848,136

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)                                                  Nine Months Ended
                                                                           September 30,
                                                                        2003             2002
                                                                     Unaudited)       (Unaudited)
Operating activities:

Net income (loss)                                                       $40,046       ($114,139)
Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
     U.S. Government receivable                                           6,158           15,210
     Depreciation and amortization                                       43,084           60,258
     Aircraft impairment and retirements                                      -           51,559
     Changes in operating assets and liabilities                        (4,543)         (35,030)
     Other                                                               30,725           17,258
     Net cash provided by (used in) operating activities                115,470          (4,884)

Investing activities:

     Aircraft pre-delivery deposits                                      16,582           77,396
     Capital expenditures                                              (36,178)         (57,618)
     Non-current prepaid aircraft rent                                 (84,740)         (19,273)
     Other                                                                4,060           15,173
     Net cash provided by (used in) investing activities              (100,276)           15,678

Financing activities:

     Change in short-term debt                                          (8,384)         (52,648)
     Change in long-term debt                                              (91)         (29,525)
     Other                                                              (9,947)              (2)
     Net cash used in financing activities                             (18,422)         (82,175)

Decrease in cash and cash equivalents                                   (3,228)         (71,381)
Cash and cash equivalents, beginning of period                          200,160          184,439
Cash and cash equivalents, end of period                               $196,932         $113,058

ATA HOLDINGS CORP. AND SUBSIDIARIES
OPERATING STATISTICS (2)                                                Three Months Ended
                                                                           September 30,
                                                                        2003             2002        Change
Revenue Passenger Miles (RPMs) (000s)
System-wide                                                           3,756,910        3,239,084     16.0%
    Scheduled Service - Jet                                           3,211,866        2,693,804     19.2%
    Scheduled Service - Commuter                                         46,599           43,664      6.7%
  Scheduled Service - Total                                           3,258,465        2,737,468     19.0%
  Charter Service                                                       498,446          501,616    (0.6%)

Available Seat Miles (ASMs) (000s)
System-wide                                                           5,193,885        4,494,336     15.6%
    Scheduled Service - Jet                                           4,233,227        3,562,676     18.8%
    Scheduled Service - Commuter                                         76,619           66,315     15.5%
  Scheduled Service - Total                                           4,309,846        3,628,991     18.8%
  Charter Service                                                       884,039          865,345      2.2%

Unit Revenue and Unit Costs
Scheduled Service Revenue per Available Seat Mile (RASM)
(cents)                                                                    6.81             6.38      6.7%
Charter Service Revenue per Available Seat Mile (RASM)
(cents)                                                                    8.90             7.93     12.2%
Scheduled Service Revenue per Revenue Passenger Mile (Yield)
(cents)                                                                    9.01             8.46      6.5%
Operating Expenses per ASM (cents)                                         6.90             8.39   (17.8%)
Aircraft impairments and retirements per ASM (cents)                          -             0.76  (100.0%)

Other Statistics
Scheduled Service Passenger Load Factor - Jet                             75.9%            75.6%   0.3 pts
Scheduled Service Passenger Load Factor - Commuter                        60.8%            65.8% (5.0 pts)
Total Scheduled Service Passenger Load Factor                             75.6%            75.4%   0.2 pts
System-wide Revenue Passengers Carried                                2,895,419        2,630,357     10.1%
Average Daily Narrow-body Jet Utilization                                 10.65            10.00      6.5%
Average Daily Wide-body Jet Utilization                                    7.43             4.76     56.1%
System-wide Average Passenger Trip Length (miles)                         1,298            1,231      5.4%
Average into-plane fuel price per gallon                                   0.96             0.90      6.7%
Gallons of Fuel Consumed (000s)                                          67,649           58,727     15.2%

ATA HOLDINGS CORP. AND SUBSIDIARIES
OPERATING STATISTICS (2)                                                   Nine Months Ended
                                                                             September 30,
                                                                      2003             2002         Change
Revenue Passenger Miles (RPMs) (000s)
System-wide                                                          10,912,158        9,396,234     16.1%
    Scheduled Service - Jet                                           8,989,590        7,336,282     22.5%
    Scheduled Service - Commuter                                        144,572          106,071     36.3%
  Scheduled Service - Total                                           9,134,162        7,442,353     22.7%
  Charter Service                                                     1,777,997        1,953,881    (9.0%)

Available Seat Miles (ASMs) (000s)
System-wide                                                          15,848,748       13,050,595     21.4%
    Scheduled Service - Jet                                          12,097,586        9,785,177     23.6%
    Scheduled Service - Commuter                                        231,121          159,090     45.3%
  Scheduled Service - Total                                          12,328,707        9,944,267     24.0%
  Charter Service                                                     3,520,041        3,106,328     13.3%

Unit Revenue and Unit Costs
Scheduled Service Revenue per Available Seat Mile (RASM)
(cents)                                                                    6.62             6.68    (0.9%)
Charter Service Revenue per Available Seat Mile (RASM)
(cents)                                                                    8.12             7.71      5.3%
Scheduled Service Revenue per Revenue Passenger Mile (Yield)
(cents)                                                                    8.94             8.93      0.1%

Operating Expenses per ASM (cents)                                         6.70             8.24   (18.7%)

Aircraft impairments and retirements per ASM (cents)                          -             0.40  (100.0%)

U.S. Government funds per ASM (cents)                                    (0.23)             0.12    291.7%

Other Statistics
Scheduled Service Passenger Load Factor - Jet                             74.3%            75.0% (0.7 pts)
Scheduled Service Passenger Load Factor - Commuter                        62.6%            66.7% (4.1 pts)
Total Scheduled Service Passenger Load Factor                             74.1%            74.8% (0.7 pts)
System-wide Revenue Passengers Carried                                8,489,438        7,586,748     11.9%
Average Daily Narrow-body Jet Utilization                                 10.85             9.82     10.5%
Average Daily Wide-body Jet Utilization                                    7.47             5.19     43.9%
System-wide Average Passenger Trip Length (miles)                         1,285            1,239      3.7%
Average into-plane fuel price per gallon                                   1.01             0.86     17.4%
Gallons of Fuel Consumed (000s)                                         206,875          176,663     17.1%

Aircraft in fleet - Jet (as of the end of the period)                        64               63      1.6%

Aircraft in fleet - Commuter (as of the end of the period)                   17               17      0.0%
Full-time Equivalent Employees (as of the end of the period)              7,575            6,880     10.1%

(1) $175 million in Senior Notes due in August 2004 became current in the third quarter of 2003.

(2)  Numbers in operating statistics may not sum due to rounding.